                                 AMENDMENT NO. 1
                                RESALE AGREEMENT
               BETWEEN APPLIEDTHEORY CORPORATION AND NYSERNET.ORG

      This Amendment No. 1 to the Resale Agreement (this Amendment") is made as of April 18, 2000 by and between AppliedTheory Corporation, a Delaware corporation (formerly NYSERNet.Com) ("AppliedTheory") and NYSERNet.org, a New York corporation ("NYSERNet").

                                   BACKGROUND

      This Amendment is made with reference to the following facts:

      A. NYSERNet and AppliedTheory are parties to that certain Resale Agreement dated as of 10/1/96 (the "Agreement").

      B. The parties desire to amend the Agreement pursuant to the terms agreed upon in the Memorandum of Understanding dated 2/14/2000 as set forth below.

                               TERMS OF AMENDMENT

      Accordingly, in consideration of the mutual promises set forth below, the parties hereby agree as follows:

   1. Paragraph 2.1 of Section 2 APPOINTMENT is deleted effective upon AppliedTheory's billing of NYSERNet for the 10th full OC-3 site connection.

   2. Paragraph 3.1 of "Section 3 TERM" is replaced with the following:

         3.1 This Agreement shall be effective from October 1, 1996 and shall extend to September 30, 2005. Thereafter, this Agreement will automatically renew for successive one (1) year terms unless either party notifies the other party of its intent not to renew at least sixty (60) days before the end of the term then in effect.

   3. Paragraphs 5.3.1 and 5.3.2 of "Section 5 OBLIGATIONS OF COM" are added:

         5.3.1 AppliedTheory pricing to NYSERNet for full OC3 ports is $45,000 per month.

         5.3.2 Pricing for fractional OC-3 ports are to be determined. NYSERNet will receive preferential pricing.

   4. Paragraph 8.3 and 8.4 are added to Section 8 MISCELLANEOUS:

         8.3 NYSERNet commits to purchase a minimum of ten OC3 connections for its member institutions by 6/30/2001 and will make commercially reasonable efforts to meet the following schedule: 6 by 9/1/2000, an additional 2 by 12/31/2000, and an additional 2 by 6/30/2001.

   5. Paragraph 9.3 and 9.4 are added to "Section 9 PERIODIC REVIEW":

         9.3 AppliedTheory agrees to review pricing for Access Products with NYSERNet on or about 9/30/2002 and 9/30/2004. These reviews will also encompass a comprehensive review of the AppliedTheory NYSERNet relationship including items listed in paragraph 7, below, and issues of interest to NYSERNet regarding the NYSERNet 2000 Network.

         9.4 AppliedTheory and NYSERNet shall mutually develop and enhance on an ongoing basis, a program plan for Customer Care which will document all procedures and processes for managing troubles and escalations within both organizations (the "Program Plan".) The Program Plan will also detail all standard and special customer services and service level agreements provided by AppliedTheory to NYSERNet.

   6. Paragraph 12.5 of "Section 12 TERMINATION" is added to the Agreement:

         12.5 NYSERNet member institutions may terminate their Access service agreements at will. The customary three-month penalty fee is reduced to two months. Termination of a member institutions' service agreement shall not affect the termination date of this Agreement.

   7. The following additional provisions are added:

         AppliedTheory and NYSERNet agree to expend mutual best efforts to develop the NYSERNet-AppliedTheory relationship with focus on areas of development to be determined and subject to change, per NYSERNet's priority. NYSERNet and AppliedTheory will establish a mutually agreed upon process for amending the list of NYSERNet development priorities. AppliedTheory and NYSERNet agree that either party may propose adding and/or removing items from the list, but that NYSERNet has the final authority to determine a project "completed." The list of development projects will be formalized, from time to time as the parties deem necessary, as amendments to this Agreement.

         The parties agree that the first priority for development projects will be creation of a mechanism(s) that NYSERNet customers purchasing services through this Amendment can use to measure the AppliedTheory service and to verify network performance within the AppliedTheory network and through egress points. This project will also include the development of a mutually agreed to set of performance levels, and will be completed no later than December 31, 2000

         AppliedTheory will honor NYSERNet's Downstream Policy as it may change from time to time during the term of this Agreement.

         For as long as NYSERNet buys its Internet access services exclusively from AppliedTheory, AppliedTheory commits to provide dedicated staff to NYSERNet in the following areas: account executive focused on relationship development and new business; and customer support coordinator. Other AppliedTheory staff will be assigned at reasonable levels of effort to work on areas of mutual interest from time-to-time as the list in paragraph 7, above, develops and is amended. Should NYSERNet acquire Internet access services from a third party, AppliedTheory will have the right to unilaterally determine levels of effort for account management and customer care. Levels for these services will not however be less than those identified in the then current AppliedTheory Customer Service Agreements for other AppliedTheory customers.

         Authorized Customers (as defined in the Agreement), which are also Certified(1) NYSERNet Members, purchasing OC-3 Access Services, either new contracts or extensions to existing contracts have the option of selecting either an AppliedTheory Service Agreement or a NYSERNet Service Agreement(2). All terms and conditions of this Agreement apply regardless of which Service agreement NYSERNet Members choose. Communications to NYSERNet members about these options will be a NYSERNet responsibility and will be supported in principle and process by AppliedTheory sales.

         AppliedTheory's standard Service Agreement for Access is incorporated into this Amendment as Exhibit A. All terms and conditions contained in Exhibit A apply to NYSERNet's customers with the exception of those terms that have been modified by this Amendment (Downstreaming, and Termination Penalties.).

   8. This Amendment is effective as of the last signature hereto (the "Amendment Effective Date")

   9. All other terms and conditions of the Agreement not specifically amended herein shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment.

     APPLIEDTHEORY CORPORATION      NYSERNET.ORG

     By:  /s/ Angelo A. Gencarelli III     By:  /s/ Dr. Timothy Lance
          ----------------------------          ------------------------------
     Name:  Angelo A. Gencarelli III       Name: Dr. Timothy Lance
            --------------------------           -----------------------------
     Title:  Vice President                Title: President & Chairman
            --------------------------            ----------------------------
     Date:  5/3/00                         Date:  4/18/00
            --------------------------            ----------------------------



--------

(1) Certified, for the purposes of this Agreement, means that the customer understands and agrees that they are members of NYSERNet in good standing.

(2) The process for signing NYSERNet services agreements is to be defined in the Program Plan.